IMCO RECYCLING INC.

PROXY

SPECIAL MEETING OF STOCKHOLDERS, DECEMBER 8, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the other side, I (we) appoint John E. Balkcom, and Paul V. Dufour, and any of them, each with full power of substitution, acting jointly or by any of them, to vote and act with respect to all shares of common stock of the undersigned in IMCO Recycling Inc., at the special meeting of stockholders to be held on December 8, 2004 or any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/prospectus furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors’ recommendations provided below and at their discretion on any matters that may properly come before the meeting.

The Board of Directors recommends a vote “FOR” all proposals listed on the reverse side of this card.

Please sign on the reverse side of this card and return promptly to Mellon Investor Services, Proxy Processing, P.O. Box 3510, S. Hackensack, NJ 07606-9210; or, if you choose, you can submit your proxy by telephone or through the Internet in accordance with the instructions on the reverse side of this card. If you do not sign and return a proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot, shares that you own directly cannot be voted.

The undersigned acknowledges receipt from IMCO Recycling Inc. prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a joint proxy statement/prospectus dated November 5, 2004.

RECORD VOTE AND SIGN ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.	THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3.

1.    PROPOSAL TO APPROVE THE ISSUANCE OF SHARES of IMCO Recycling Inc. common stock pursuant to and in accordance with the Agreement and Plan of Merger, dated as of June 16, 2004, by and among IMCO Recycling Inc., Silver Fox Acquisition Company and Commonwealth Industries, Inc.

3.    PROPOSAL TO APPROVE THE IMCO RECYCLING INC. 2004 EQUITY INCENTIVE PLAN.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 4.

4.    PROPOSAL TO APPROVE THE IMCO RECYCLING INC. 2004 ANNUAL INCENTIVE COMPENSATION PLAN.

FOR AGAINST ABSTAIN ☐ ☐ ☐
FOR AGAINST ABSTAIN ☐ ☐ ☐		FOR AGAINST ABSTAIN ☐ ☐ ☐
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.	THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 5.
2. PROPOSAL TO AMEND THE IMCO RECYCLING INC. CERTIFICATE OF INCORPORATION to increase the authorized shares of IMCO’s common stock by 40 million.	5. PROPOSAL TO ADJOURN OR POSTPONE THE MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES.	FOR AGAINST ABSTAIN ☐ ☐ ☐
FOR AGAINST ABSTAIN ☐ ☐ ☐

6.     OTHER BUSINESS: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment, postponement, continuation or rescheduling. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

IF YOU ARE SUBMITTING YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET, PLEASE DO NOT MAIL THIS PROXY CARD

Signature:	Date:	Signature (if held jointly):	Date:

Please sign exactly as your name(s) appears on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, guardian, or in other representative capacity, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person

é    FOLD AND DETACH HERE    é

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Your telephone or Internet vote must be received by 11:59 PM on December 7, 2004 to be counted in the final tabulation

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/imr		Telephone 1-800-435-6710		Mail Mark, sign and date your proxy
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	card and return it in the enclosed POSTAGE-PAID envelope and remit to: Mellon Investor Services Proxy Processing P.O. Box 3510 S. Hackensack, NJ 07606-9210

IF YOU ARE SUBMITTING YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET,

PLEASE DO NOT MAIL THIS PROXY CARD

To Change Your Vote:

Any subsequent submissions of a proxy by any means will change your prior proxy instructions. For example, if you submitted your proxy by telephone, a subsequent Internet submission will change how your shares will be voted. The last proxy received by 11:59 PM on, December 7, 2004 will be the one counted. You may also revoke your proxy by voting in person at the meeting.